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                                                                     Exhibit 4.6

                           CHATHAM TECHNOLOGIES, INC.
                                STOCK OPTION PLAN

I.      PURPOSE AND DEFINITIONS

    A.  PURPOSE OF THE PLAN

        The Plan is intended to encourage ownership of Shares by Eligible Employees and Key Non-Employees in order to attract and retain such Eligible Employees in the employ of the Company or an Affiliate, or to attract such Key Non-Employees to provide services to the Company or an Affiliate, and to provide additional incentive for such persons to promote the success of the Company or an Affiliate.

    B.  DEFINITIONS

        Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Plan, have the following meanings:

        1. AFFILIATE means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

        2.     BOARD means the Board of Directors of the Company.

        3.     CODE means the Internal Revenue Code of 1986, as amended.

        4. COMMITTEE means the committee to which the Board delegates the power to act under or pursuant to the provisions of the Plan, or the Board if no committee is selected. If the Board delegates powers to a committee, and if the Company is or becomes subject to Section 16 of the Exchange Act, then, if necessary for compliance therewith, such committee shall consist initially of not less than two (2) members of the Board, each member of which must be a "non-employee director," within the meaning of the applicable rules promulgated pursuant to the Exchange Act. If the Company is or becomes subject to Section 16 of the Exchange Act, no member of the Committee shall receive any Option pursuant to the Plan or any similar plan of the Company or any Affiliate while serving on the Committee unless the Board determines that the grant of such an Option satisfies the then current Rule 16b-3 requirements under the Exchange Act. Notwithstanding anything herein to the contrary, and insofar as the Board determines that it is necessary in order for compensation recognized by Participants pursuant to the Plan to be fully deductible to the Company for federal income tax purposes, each member of the Committee also shall be an "outside director" (as defined in regulations or

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               other guidance issued by the Internal Revenue Service under Code
               Section 162(m)).

        5. COMMON STOCK means the common stock, $.01 par value, of the Company.

        6. COMPANY means Chatham Technologies, Inc., a Delaware corporation, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed, or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

        7. DISABILITY or DISABLED means permanent and total disability as defined in Section 22(e)(3) of the Code.

        8. ELIGIBLE EMPLOYEE means an employee of the Company or of an Affiliate (including, without limitation, an employee who also is serving as an officer or director of the Company or of an Affiliate), designated by the Board or the Committee as being eligible to be granted one or more Options under the Plan.

        9. EXCHANGE ACT means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto.

        10. INCENTIVE OPTION means an Option which, when granted, is intended to be an "incentive stock option," as defined in Section 422 of the Code.

        11. KEY NON-EMPLOYEE means a non-employee director, consultant, or independent contractor of the Company or of an Affiliate who is designated by the Board or the Committee as being eligible to be granted one or more Options under the Plan.

        12. NONSTATUTORY OPTION means an Option which, when granted, is not intended to be an "incentive stock option," as defined in Section 422 of the Code.

        13.    OPTION means a right or option granted under the Plan.

        14. OPTION AGREEMENT means an agreement between the Company and a Participant executed and delivered pursuant to the Plan.

        15. PARTICIPANT means an Eligible Employee to whom one or more Incentive Options or Nonstatutory Options are granted under the Plan, and a Key Non-Employee to whom one or more Nonstatutory Options are granted under the Plan.

        16.    PLAN means this Stock Option Plan, as amended from time to time.


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        17.    SHARES means the authorized but unissued shares of the capital stock of the Company as to which Options have been or may be granted under the Plan.

II.     SHARES SUBJECT TO THE PLAN

        The aggregate number of Shares as to which Options may be granted from time to time shall be ____________________________________________
        (__________) Shares (subject to adjustment for stock splits, stock dividends, and other adjustments described in Article VI hereof); provided, however, that if the Company is or becomes a publicly held corporation, as such term is defined under Section 162(m) of the Code, the aggregate number of Shares as to which Options may be granted in any calendar year to any one Eligible Employee shall not exceed ______________ (subject to adjustment for stock splits, stock dividends, and other adjustments described in Article VI hereof).

        Shares subject to Options that are forfeited, terminated, expire unexercised, canceled by agreement of the Company and the Participant, settled in cash in lieu of Common Stock or in such manner that all or some of the Shares covered by such Options are not issued to a Participant, or are exchanged for Options that do not involve Common Stock, shall immediately become available for Options.

        Subject to the provisions of Article VI, the aggregate number of Shares as to which Incentive Options may be granted shall be subject to change only by means of an amendment of the Plan duly adopted by the Company and approved by the stockholders of the Company within one year before or after the date of the adoption of any such amendment.

III.    ADMINISTRATION OF THE PLAN

        The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum at any meeting thereof (including by telephone conference) and the acts of a majority of the members present, or acts approved in writing by a majority of the entire Committee without a meeting, shall be the acts of the Committee for purposes of this Plan. The Committee may authorize one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee. A member of the Committee shall not exercise any discretion respecting himself or herself under the Plan. The Board shall have the authority to remove, replace or fill any vacancy of any member of the Committee upon notice to the Committee and the affected member. Any member of the Committee may resign upon notice to the Board. The Committee may allocate among one or more of its

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        members, or may delegate to one or more of its agents, such duties and responsibilities as it determines.

        Subject to the provisions of the Plan, the Committee is authorized to:

        A. interpret the provisions of the Plan or of any Option or Option Agreement and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

        B. determine which employees of the Company or of an Affiliate shall be designated as Eligible Employees and which of the Eligible Employees shall be granted Options;

        C. determine the Key Non-Employees to whom Nonstatutory Options shall be granted;

        D. determine whether the Option to be granted shall be an Incentive Option or Nonstatutory Option;

        E. determine the number of Shares for which an Option or Options shall be granted;

        F. provide for the acceleration of the right to exercise an Option (or portion thereof); and

        G. specify the terms and conditions upon which Options may be granted;

        provided, however, that with respect to Incentive Options, all such interpretations, rules, determinations, terms, and conditions shall be made and prescribed in the context of preserving the tax status of the Incentive Options as incentive stock options within the meaning of
        Section 422 of the Code.

        The Committee may delegate to the chief executive officer and to other senior officers of the Company or its Affiliates its duties under the Plan pursuant to such conditions or limitations as the Committee may establish, except that only the Committee may select, and grant Options to, Participants who are subject to Section 16 of the Exchange Act. All determinations of the Committee shall be made by a majority of its members. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option.

IV.     ELIGIBILITY FOR PARTICIPATION

        The Committee may at any time and from time to time grant one or more Options to one or more Eligible Employees or Key Non-Employees and may designate the number of Shares to be subject to each Option so granted, provided, however, that (i) each Participant receiving an Incentive Option must be an Eligible Employee of the Company or of an Affiliate at the time an Incentive Option is granted; (ii) no Incentive Options shall be granted after the expiration of ten (10) years from the earlier of the date of the adoption of the Plan by the Company or

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        the approval of the Plan by the stockholders of the Company; (iii) the fair market value of the Shares (determined at the time the Option is granted) as to which Incentive Options are exercisable for the first time by any Eligible Employee during any single calendar year (under the Plan and under any other incentive option plan of the Company or an Affiliate) shall not exceed $100,000 and (iv) in no event, may any Key Non-Employee participate in the Plan if such participation is (a) prohibited, or (b) restricted (either absolutely or subject to various securities requirements, whether, legal or administrative, being complied with), in the jurisdiction in which such Key Non-Employee is resident under the relevant securities laws of that jurisdiction. Provided Always That in the case of (b) above, the relevant Key Non-Employee's participation in the Plan may be effected at the absolute discretion of the Committee if compliance with the relevant securities requirements of the jurisdiction in which such Key Non-Employee is resident is not impractical (having regard to the nature of those requirements) and would not involve undue expense.

        Notwithstanding the foregoing, if the Company is or becomes subject to
        Section 16 of the Exchange Act, then no individual who is a member of the Committee shall be eligible to receive an Option, unless the Board determines that the grant of the Option satisfies the then current Rule 16b-3 requirements under the Exchange Act. If the Company is not subject to Section 16 of the Exchange Act, then no individual who is a member of the Committee shall be eligible to receive an Option under the Plan unless the granting of such Option shall be approved by the Committee, with all of the members voting thereon being disinterested members. For the purpose of this Article IV, a "disinterested member" shall be any member who shall not then be, or at any time within the year prior thereto have been, granted an Option under the Plan or any other plan of the Company or an Affiliate, other than an Option granted under a formula plan established by the Company or an Affiliate.

        Notwithstanding any of the foregoing provisions, the Committee may authorize the grant of an Option to a person not then in the employ of or serving as a director, consultant, or independent contractor of the Company or of an Affiliate, conditioned upon such person becoming eligible to become a Participant at or prior to the execution of the Option Agreement evidencing the actual grant of such option.

V.      TERMS AND CONDITIONS OF OPTIONS

        Each Option shall be set forth in an Option Agreement, duly executed on behalf of the Company and by the Participant to whom such Option is granted. Except for the setting of the Option price under Paragraph A, no Option shall be granted and no purported grant of any Option shall be effective until such Option Agreement shall have been duly executed on behalf of the Company and by the Participant. Each such Option Agreement shall be subject to at least the following terms and conditions:

    A.  OPTION PRICE

               The exercise price of the Shares covered by each Option granted under the Plan shall be determined by the Committee. In the case of an Incentive Option, if the optionee owns directly or by reason of the applicable attribution rules ten percent (10%) or less of the total combined voting power of all classes of share capital of the Company, the Option price (per share) of the Shares covered by each Incentive Option shall be not less than the "fair market value" of the Shares on the date of the grant of the Incentive Option. In all other cases of Incentive Options, the Option price shall be not less than one hundred ten percent (110%) of the said fair market value on the date of grant. If the Shares are listed on any national securities exchange, the fair market value shall be

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               the closing sales price, if any, on the largest such exchange on the date of the grant of the Option, or, if none, on the most recent trade date thirty (30) days or less prior to the date of the grant of the Option. If the Shares are not then listed on any such exchange, the fair market value of such Shares shall be the closing sales price if such is reported or otherwise the mean average of the closing "Bid" and the closing "Ask" prices, if any, as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") for the date of the grant of the Option, or if none, on the most recent trade date thirty (30) days or less prior to the date of the grant of the Option for which such quotations are reported. If the Shares are not then either listed on any such exchange or quoted on NASDAQ, the fair market value shall be the mean between the average of the "Bid" and the average of the "Ask" prices, if any, as reported in the National Daily Quotation Service for the date of the grant of the Option, or, if none, for the most recent trade date thirty (30) days or less prior to the date of the grant of the Option for which such quotations are reported. If the fair market value cannot be determined under the preceding three sentences, it shall be determined in good faith by the Committee. In no event may the exercise price be less than the par value of a share.

    B.  NUMBER OF SHARES

               Each Option shall state the number of Shares to which it pertains.

    C.  TERM OF OPTION

               Each Incentive Option shall terminate not more than ten (10) years from the date of the grant thereof, or at such earlier time as the Option Agreement may provide, and shall be subject to earlier termination as herein provided, except that if the Option price is required under Paragraph A of this Article V to be at least one hundred ten percent (110%) of fair market value, each such Incentive Option shall terminate not more than five (5) years from the date of the grant thereof, and shall be subject to earlier termination as herein provided.

    D.  DATE OF EXERCISE

               Upon the authorization of the grant of an Option, or at any time thereafter, the Committee may, subject to the provisions of Paragraph C of this Article V, prescribe the date or dates on which the Option becomes exercisable, and may provide that the Option rights become exercisable in installments over a period of years, or upon the attainment of stated goals.

    E.  MEDIUM OF PAYMENT

               The Option price shall be paid on the date of purchase specified in the notice of exercise, as set forth in Paragraph I. It shall be paid in such form (permitted by Section 422 of the Code in the case of Incentive Options) as the Committee shall,

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               either by rules promulgated pursuant to the provisions of Article
               III of the Plan, or in the particular Option Agreement, provide.

    F.  TERMINATION OF EMPLOYMENT

               1. A Participant who ceases to be an employee or Key Non-Employee of the Company or of an Affiliate for any reason other than death, Disability, or termination for cause, may exercise any Option granted to such Participant, to the extent that the right to purchase Shares thereunder has become exercisable on the date of such termination, but only within three (3) months after such date, or, if earlier, within the originally prescribed term of the Option, and subject to the condition that no Option shall be exercisable after the expiration of the term of the Option. A Participant's employment shall not be deemed terminated by reason of a transfer to another employer which is the Company or an Affiliate.

               2. A Participant who ceases to be an employee or Key Non-Employee for cause shall, upon such termination, cease to have any right to exercise any Option. For purposes of this Plan, cause shall mean, in the Committee's discretion, (i) in the case of an employee or Key Non-Employee, if there is a written employment or consulting agreement between the Participant and the Company or any of its Affiliates, cause as defined in such agreement, and (ii) in all other cases, the wrongful appropriation of funds of the Company or an Affiliate, divulging confidential information about the Company or an Affiliate to the public, the commission of a gross misdemeanor or felony, or the performance of any other action that the Board or the Committee, in their sole discretion, may deem to be sufficiently injurious to the interests of the Company or an Affiliate to constitute substantial cause for termination. The determination of the Board or the Committee as to the existence of cause shall be conclusive and binding upon the Participant and the Company.

               3. A Participant who is absent from work with the Company or an Affiliate because of temporary disability (any disability other than a permanent and total Disability as defined at Paragraph B(6) of Article I hereof), or who is on leave of absence for any purpose permitted by any authoritative interpretation (i.e., regulation, ruling, case law, etc.) of Section 422 of the Code, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated his employment or relationship with the Company or with an Affiliate, except as the Committee may otherwise expressly provide or determine.

               4. Paragraph F(1) shall control and fix the rights of a Participant who ceases to be an employee or Key Non-Employee of the Company or of an Affiliate for any reason other than death, Disability, or termination for cause, and who

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                      subsequently becomes Disabled or dies. Nothing in
                      Paragraphs G and H of this Article V shall be applicable in any such case except that, in the event of such a subsequent Disability or death within the three (3) month period after the termination of employment or, if earlier, within the originally prescribed term of the Option, the Participant or the Participant's estate or personal representative may exercise the Option permitted by this Paragraph F, in the event of Disability, within twelve
                      (12) months after the date that the Participant ceased to be an employee or Key Non-Employee of the Company or of an Affiliate or, in the event of death, within twelve (12) months after the date of death of such Participant.

    G.  TOTAL AND PERMANENT DISABILITY

               A Participant who ceases to be an employee or Key Non-Employee of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant to the extent that the right to purchase Shares thereunder has become exercisable on or before the date such Participant becomes Disabled as determined by the Committee.

               A Disabled Participant, or his estate or personal representative, shall exercise such rights, if at all, only within a period of not more than twelve (12) months after the date that the Participant became Disabled as determined by the Committee (notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become Disabled) or, if earlier, within the originally prescribed term of the Option.

    H.  DEATH

               In the event that a Participant to whom an Option has been granted ceases to be an employee or Key Non-Employee of the Company or of an Affiliate by reason of such Participant's death, such Option, to the extent that the right is exercisable but not exercised on the date of death, may be exercised by the Participant's estate or personal representative within twelve
               (12) months after the date of death of such Participant or, if earlier, within the originally prescribed term of the Option, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant were alive and had continued to be an employee or Key Non-Employee of the Company or of an Affiliate.

    I.  EXERCISE OF OPTION AND ISSUE OF STOCK

               Options shall be exercised by giving written notice to the Company. Such written notice shall: (l) be signed by the person exercising the Option, (2) state the number of Shares with respect to which the Option is being exercised, (3) contain the warranty required by paragraph M of this Article V, and (4) specify a date (other than a

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               Saturday, Sunday or legal holiday) not less than five (5), as the date on which the Shares will be purchased. Such tender and conveyance shall take place at the principal office of the Company during ordinary business hours, or at such other hour and place agreed upon by the Company and the person or persons exercising the Option. On the date specified in such written notice (which date may be extended by the Company in order to comply with any law or regulation which requires the Company to take any action with respect to the Option Shares prior to the issuance thereof, whether pursuant to the provisions of Article VI or otherwise), the Company shall accept payment for the Option Shares in cash, by bank or certified check, by wire transfer, or by such other means as may be approved by the Committee and shall deliver to the person or persons exercising the Option in exchange therefor an appropriate certificate or certificates for fully paid non-assessable Shares.

               If approved in advance by the Committee, payment in full or in part also may be made (i) by the execution and delivery of a note or other evidence of indebtedness (and any security agreement thereunder) satisfactory to the Committee; (ii) by the delivery of cash or the extension of credit by a broker-dealer to whom the Participant has submitted a notice of exercise or otherwise indicated an intent to exercise an Option (in accordance with part 220, Chapter II, Title 12 of the Code of Federal Regulations, a so-called "cashless" exercise); or (iii) by any combination of the foregoing.

    J.  RIGHTS AS A STOCKHOLDER

               No Participant to whom an Option has been granted shall have rights as a stockholder with respect to any Shares covered by such Option except as to such Shares as have been issued to or registered in the Company's share register in the name of such Participant upon the due exercise of the Option and tender of the full Option price.

    K.  ASSIGNABILITY AND TRANSFERABILITY OF OPTION

               Unless otherwise permitted by the Code and by Rule 16b-3 of the Exchange Act, if applicable, and approved in advance by the Committee, an Option granted to a Participant shall not be transferable by the Participant and shall be exercisable, during the Participant's lifetime, only by such Participant or, in the event of the Participant's incapacity, his guardian or legal representative. Except as otherwise permitted herein, such Option shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or

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               similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Option or of any rights granted thereunder contrary to the provisions of this Paragraph K, or the levy of any attachment or similar process upon an Option or such rights, shall be null and void.

    L.  OTHER PROVISIONS

               The Option Agreement for an Incentive Option shall contain such limitations and restrictions upon the exercise of the Option as shall be necessary in order that such Option can be an "incentive stock option" within the meaning of Section 422 of the Code. Further, the Option Agreements authorized under the Plan shall be subject to such other terms and conditions including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable and which, in the case of Incentive Options, are not inconsistent with the requirements of
               Section 422 of the Code.

    M.  PURCHASE FOR INVESTMENT

               Unless the Shares to be issued upon the particular exercise of an Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled. In accordance with the direction of the Committee, the persons who exercise such Option shall warrant to the Company that, at the time of such exercise, such persons are acquiring their Option Shares for investment and not with a view to, or for sale in connection with, the distribution of any such Shares, and shall make such other representations, warranties, acknowledgments and affirmations, if any, as the Committee may require. In such event, the persons acquiring such Shares shall be bound by the provisions of the following legend (or similar legend) which shall be endorsed upon the certificate(s) evidencing their Option Shares issued pursuant to such exercise.

                      "The shares represented by this certificate have been acquired for investment and they may not be sold or otherwise transferred by any person, including a pledgee, in the absence of an effective registration statement for the shares under the Securities Act of 1933 or an opinion of counsel satisfactory to the Company that an exemption from registration is then available."

                      "The shares of stock represented by this certificate are subject to the terms and conditions of either a certain Option Agreement dated as of _________, 19__, among the Company and certain of its optionees, or a certain Shareholders' Agreement dated as of _________, 19__, among the Company and certain shareholders. A copy of the applicable Agreement is on file in the office of the Secretary of the Company. The applicable Agreement provides, among

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                      other things, for restrictions upon the holder's right to
                      transfer the shares represented hereby; and for certain prior rights to purchase and certain obligations to sell the shares of common stock evidenced by this certificate at a designated purchase price determined in accordance with certain procedures. Any attempted transfer of these shares other than in compliance with the applicable Agreement shall be void and of no effect. By accepting the shares of stock evidenced by this certificate, any permitted transferee agrees to be bound by all of the terms and conditions of said Agreement."

               Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining any consent that the Company deems necessary under any applicable law (including without limitation state securities or "blue sky" laws).

VI.     ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; SALE OF COMPANY

        In the event that the outstanding Shares of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, change in par value, stock split-up, combination of shares or dividend payable in capital stock, or the like, the Company shall make adjustments to such Options (including, by way of example and not by way of limitation, the grant of substitute options under the Plan or under the plan of such other corporation) as it may determine to be appropriate under the circumstances, and, in addition, appropriate adjustments shall be made in the number and kind of shares and in the option price per share subject to outstanding options under the Plan or under the plan of such successor corporation. No such adjustment shall be made which shall, within the meaning of Section 424 of the Code, constitute such a modification, extension, or renewal of an option as to cause the adjustment to be considered as the grant of a new option.

        Notwithstanding anything herein to the contrary, the Company may, in its sole discretion, accelerate the timing of the exercise provisions of any Option in the event of (i) the adoption of a plan of merger or consolidation under which all the Shares of the Company would be eliminated, or (ii) a sale of all or substantially all of the Company's assets or Shares. Alternatively, the Company may, in its sole discretion, cancel any or all Options upon any of the foregoing events and provide for the payment to Participants in cash of an amount equal to the difference between the Option price and the price of a Share, as determined in good faith by the Committee, at the close of business on the date of such event, multiplied by the number of Shares subject to Option so canceled.

        Upon a business combination by the Company or any of its Affiliates with any corporation or other entity through the adoption of a plan of merger or consolidation or a share exchange or through the purchase of all or substantially all of the capital stock or assets of such other corporation or entity, the Board or the Committee may, in its sole discretion, grant Options

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        pursuant hereto to all or any persons who, on the effective date of such transaction, hold outstanding options to purchase securities of such other corporation or entity and who, on and after the effective date of such transaction, will become employees or directors of, or consultants to, the Company or its Affiliates. The number of Shares subject to such substitute Options shall be determined in accordance with the terms of the transaction by which the business combination is effected. Notwithstanding the other provisions of this Plan, the other terms of such substitute Options shall be substantially the same as or economically equivalent to the terms of the options for which such Options are substituted, all as determined by the Board or by the Committee, as the case may be. Upon the grant of substitute Options pursuant hereto, the options to purchase securities of such other corporation or entity for which such Options are substituted shall be canceled immediately.

VII.    DISSOLUTION OR LIQUIDATION OF THE COMPANY

        Upon the dissolution or liquidation of the Company other than in connection with a transaction to which the preceding Article VI is applicable, all Options granted hereunder shall terminate and become null and void; provided, however, that if the rights of a Participant under the applicable Options have not otherwise terminated and expired, the Participant shall have the right immediately prior to such dissolution or liquidation to exercise any Option granted hereunder to the extent that the right to purchase shares thereunder has become exercisable as of the date immediately prior to such dissolution or liquidation.

VIII.   TERMINATION OF THE PLAN

        The Plan shall terminate (10) years from the earlier of the date of its adoption or the date of its approval by the stockholders. The Plan may be terminated at an earlier date by vote of the stockholders or the Board; provided, however, that any such earlier termination shall not affect any Options granted or Option Agreements executed prior to the effective date of such termination. Except as may otherwise be provided for under Articles VI and VII, and notwithstanding the termination of the Plan, any Options granted prior to the effective date of the Plan's termination may be exercised until the earlier of (i) the date set forth in the Option Agreement, or (ii) ten (10) years from the date the Option is granted, and the provisions of the Plan with respect to the full and final authority of the Committee under the Plan shall continue to control.

IX.     AMENDMENT OF THE PLAN

        The Plan may be amended by the Board and such amendment shall become effective upon adoption by the Board; provided, however, that any amendment shall be subject to the approval of the stockholders of the Company at or before the next annual meeting of the stockholders of the Company if such stockholder approval is required by the Code, any federal or state law or regulation, the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, or if the Board, in its discretion, determines to submit such changes to the Plan to its stockholders for approval.

X.      EMPLOYMENT RELATIONSHIP

        Nothing herein contained shall be deemed to prevent the Company or an Affiliate from terminating the employment of a Participant, nor to prevent a Participant from terminating the Participant's employment with the Company or an Affiliate.

XI.     INDEMNIFICATION OF COMMITTEE

        In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall, to the extent permitted under Singapore laws, be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken by them as members of the Committee and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that the Committee member is liable for gross negligence or willful misconduct in the performance of his or her duties. To receive such indemnification, a Committee member must first offer in writing to the Company the opportunity, at its own expense, to defend any such action, suit or proceeding.

XII.    MITIGATION OF EXCISE TAX

        If any payment or right accruing to a Participant under this Plan (without the application of this Article XII), either alone or together with other payments or rights accruing to the Participant from the Company or an Affiliate ("Total Payments"), would constitute a "parachute payment" (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced, either under this Plan or under any other agreement providing for such other payments or rights, to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code. The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Company. The Participant shall cooperate in good faith with the Company in making such determination and providing any necessary information for this purpose.

XIII.   SAVINGS CLAUSE

        This Plan is intended to comply in all respects with applicable law and regulations, including, (i) with respect to those Participants who are officers or directors for purposes of Section 16 of the Exchange Act, Rule 16b-3 of the Securities and Exchange Commission, if applicable, and
        (ii) with respect to executive officers, Code Section 162(m). In case any one or more provisions of this Plan shall be held invalid, illegal, or unenforceable in any respect under applicable law and regulation (including Rule 16b-3 and Code Section 162(m)), the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal, or unenforceable provision shall be deemed null and void; however, to the extent permitted by law, any provision that could be deemed null and void shall first be construed, interpreted, or revised retroactively to permit this Plan to be construed in compliance with all applicable law (including Rule 16b-3 and Code Section 162(m)) so as to foster the intent of this Plan. Notwithstanding anything herein to the contrary, with respect to Participants who are officers and directors for purposes of Section 16 of the Exchange Act, no grant of an Option to purchase Shares shall permit unrestricted ownership of Shares by the Participant for at least six (6) months from the date of the grant of such Option, unless the Board determines that the grant of such Option to purchase Shares otherwise satisfies the then current Rule 16b-3 requirements.

XIV.    WITHHOLDING

        Except as otherwise provided by the Committee,

        A. The Company shall have the power and right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy the minimum federal, state, and local taxes required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan; and

        B. In the case of any taxable event hereunder, a Participant may elect, subject to the approval in advance by the Committee, to satisfy the withholding requirement, if any, in whole or in part, by having the Company withhold Shares of Common Stock that would otherwise be transferred to the Participant having a Fair Market Value, on the date the tax is to be determined, equal to the minimum marginal tax that could be imposed on the transaction. All elections shall be made in writing and signed by the Participant.

XV.     EFFECTIVE DATE

        This Plan shall become effective upon adoption by the Board, provided that within one (1) year before or after such adoption by the Board (or within such earlier time period as may be required by the Exchange Act, if applicable) the Plan is approved by the stockholders of the Company. If such approval is not obtained, then this Plan and all Options granted hereunder shall be null and void ab initio.

XVI.    GOVERNING LAW

        This Plan shall be governed by the laws of the State of Delaware and construed in accordance therewith.

Adopted this 8th day of November, 1999.

                           CHATHAM TECHNOLOGIES, INC.
                        INCENTIVE STOCK OPTION AGREEMENT


        THIS AGREEMENT is made this ____________ day of _________________
between Chatham Technologies, Inc., a Delaware corporation (the "COMPANY"), and ______________ (the "EMPLOYEE").

        WHEREAS, the Company desires to grant to the Employee an option to purchase shares of its common capital stock (the "SHARES") under the Company's Stock Option Plan (the "PLAN") which has been (or will, within one year after its adoption be) approved by its stockholders; and

        WHEREAS, the Company and the Employee understand and agree that any terms used herein have the same meanings as in the Plan (the Employee being referred to in the Plan as a "PARTICIPANT").

        NOW, THEREFORE, in consideration of the following mutual covenants and for other good and valuable consideration, the parties agree as follows:

1.      GRANT OF INCENTIVE OPTION

        In consideration of the sum of $1 paid by the option holder to the Company (the receipt, adequacy and sufficiency of which the Company hereby acknowledges), the Company hereby grants to the Employee the right and option to purchase all or any part of an aggregate of _____________ Shares (the "OPTION") on the terms and conditions and subject to all the limitations set forth herein and in the Plan; which is incorporated herein--by reference: The Employee acknowledges receipt of a copy of the Plan and acknowledges that the definitive records pertaining to the grant of this Option, and exercises of rights hereunder, shall be retained by the Company. The Option granted herein is intended to qualify as an incentive stock option as defined in
        Section 422 of the Internal Revenue Code of 1986, as amended.

2.      PURCHASE PRICE

        The purchase price of the Shares subject to the Option shall be _____________________ Dollars ($_____________) per Share, the fair market value of the Shares as of the date of grant.

3.      EXERCISE OF OPTION

        Subject to the Plan and this Agreement, the Option shall be exercisable as follows:

                                                    EXERCISE PERIOD

                                          Commencement                Expiration
        Number of Shares                      Date                       Date
        ----------------                  ------------                ----------


4.      EXERCISE OF OPTION AND ISSUANCE OF STOCK

        The Option may be exercised in whole or in part (to the extent that it is exercisable in accordance with its terms) by giving written notice (or any other approved form of notice) to the Company. Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised, shall contain the warranty, if any, required under the Plan and shall specify a date (other than a Saturday, Sunday or legal holiday) as the date on which the Shares will be purchased, at the principal office of the Company during ordinary business hours, or at such other hour and place agreed upon by the Company and the person or persons exercising the Option, and shall otherwise comply with the terms and conditions of this Agreement and the Plan. On the date specified in such written notice (which date, may be extended by the Company, if any law or regulation requires the Company to take any action with respect to the Option Shares prior to the issuance thereof); the Company shall accept payment for the Option Shares and shall deliver to the Employee an appropriate certificate or certificates for the Shares as to which the Option was exercised.

        The Option price of any Shares shall be payable at the time of exercise as determined by the Company in its sole discretion either:

               (1) in cash, by certified check or bank check, or by wire transfer; or

               (2) in any other manner permitted under Paragraph I of Article V of the Plan; or

               (3)    any combination of (1) or (2) above.

        The Company shall pay all original issue taxes with respect to the issuance of Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith. The holder of this Option shall have the rights of a stockholder only with respect to those Shares covered by the Option, which have been registered in the holder's name in the share register of the Company upon the due exercise of the Option.

5.      NON-ASSIGNABILTTY

        This Option shall not be transferable by the Employee and shall be exercisable only by the Employee, except as the Plan may otherwise provide.

6.      NOTICES

        Any notices required or permitted by the terms of this Agreement or the Plan shall be given by registered or certified mail, return receipt requested, addressed as follows:

        To the Company:      Chatham Technologies, Inc.
                             12221 Merit Drive, Suite 400
                             Dallas, Texas 75251

        To the Employee:
                             ___________________________
                             ___________________________
                             ___________________________

        or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given when mailed in accordance with the foregoing provisions.

7.      GOVERNING LAW

        This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

8.      BINDING EFFECT

        This Agreement shall (subject to the provisions of Section 5 hereof) be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

IN WITNESS WHEREOF, the Company and Employee have caused this Agreement to be executed on their behalf, by their duly authorized representatives, all on the day and year first above written.

                                         CHATHAM TECHNOLOGIES, INC.



                                         By:
                                            ___________________________________
                                         Its:
                                             __________________________________


                                         ______________________________________
                                         Employee

                           CHATHAM TECHNOLOGIES, INC.
                       NONSTATUTORY STOCK OPTION AGREEMENT

        THIS AGREEMENT is made this ____ day of ________________ between Chatham Technologies, Inc., a Delaware corporation (the "COMPANY"), and
__________________ (the "OPTIONEE").

        WHEREAS, the Company desires to grant to the Optionee an option to purchase shares of its common capital stock (the "SHARES") under the Company's Stock Option Plan (the "PLAN"); and

        WHEREAS, the Company and the Optionee understand and agree that any terms used herein have the same meanings as in the Plan (the Optionee being referred to in the Plan as a "PARTICIPANT").

        NOW, THEREFORE, in consideration of the following mutual covenants and for other good and valuable consideration, the parties agree as follows:

1.      GRANT OF OPTION

        In consideration of the sum of $1 paid by the option holder to the Company (the receipt, adequacy and sufficiency of which the Company hereby acknowledges), the Company hereby grants to the Optionee the right and option to purchase all or any part of an aggregate of ____________ Shares (the "OPTION") on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference. The Optionee acknowledges receipt of a copy of the Plan and acknowledges that the definitive records pertaining to the grant of this Option, and exercises of rights hereunder, shall be retained by the Company. The Option granted herein is intended to be a Nonstatutory Option as defined in the Plan.

2.      PURCHASE PRICE

        The purchase price of the Shares subject to the Option shall be _____________ Dollars ($_______) per Share.

3.      EXERCISE OF OPTION

        Subject to the Plan and this Agreement, the Option shall be exercisable as follows:


                                                    EXERCISE PERIOD

                                          Commencement                Expiration
        Number of Shares                      Date                       Date
        ----------------                  ------------                ----------

4.      EXERCISE OF OPTION AND ISSUANCE OF STOCK

        The Option may be exercised in whole or in part (to the extent that it is exercisable in accordance with its terms) by giving written notice (or any other approved form of notice) to the Company. Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised, shall contain the warranty, if any, required under the Plan and shall specify a date (other than a Saturday, Sunday or legal holiday) as the date on which the Shares will be purchased, at the principal office of the Company during ordinary business hours, or at such other hour and place agreed upon by the Company and the person or persons exercising the Option, and shall otherwise comply with the terms and conditions of this Agreement and the Plan. On the date specified in such written notice (which date may be extended by the Company if any law or regulation requires the Company to take any action with respect to the Shares prior to the issuance thereof), the Company shall accept payment for the Shares and shall deliver to the Optionee an appropriate certificate or certificates for the shares as to which the Option was exercised.

        The Option price of any Shares shall be payable at the time of exercise as determined by the Company in its sole discretion either:

               (1) in cash, by certified check or bank check, or by wire transfer; or

               (2) in any other manner permitted under Paragraph I of Article V of the Plan; or

               (3)    any combination of (1) or (2) above.

        The Company shall pay all original issue taxes with respect to the issuance of Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith. The holder of this Option shall have the rights of a stockholder only with respect to those Shares covered by the Option which have been registered in the holder's name in the share register of the Company upon the due exercise of the Option.

5.      NON-ASSIGNABILITY

        This Option shall not be transferable by the Optionee and shall be exercisable only by the Optionee, except as the Plan may otherwise provide.

6.      NOTICES

        Any notices required or permitted by the terms of this Agreement or the Plan shall be given by registered or certified mail, return receipt requested, addressed as follows:

        To the Company:      Chatham Technologies, Inc.
                             12221 Merit Drive, Suite 400
                             Dallas, Texas 75251

        To the Optionee:
                             ___________________________
                             ___________________________
                             ___________________________

        or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given when mailed in accordance with the foregoing provisions.

7.      GOVERNING LAW

        This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

8.      BINDING EFFECT

        This Agreement shall (subject to the provisions of Section 5 hereof) be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

IN WITNESS WHEREOF, the Company and the Optionee have caused this Agreement to be executed on their behalf, by their duly authorized representatives, all on the day and year first above written.



                                    CHATHAM TECHNOLOGIES, INC.


                                    By:
                                       ________________________________________
                                    Its:
                                        _______________________________________


                                    ___________________________________________
                                    Optionee